UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 18, 2015, Vanda Pharmaceuticals Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) has elected Ken Bate, age 65, as a director of the Company, effective as of December 17, 2015. Mr. Bate’s initial term will expire at the Company’s 2018 annual meeting of stockholders. In connection with Mr. Bate’s election, and pursuant to the Company’s bylaws, the Board has increased the number of directors to seven. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Bate is an experienced biotechnology executive having led companies at various stages of development. Mr. Bate currently serves as an independent biotechnology industry consultant, which he has done since May 2009. Mr. Bate previously served as President and Chief Executive Officer of Archemix, Inc. from May 2009 to January 2012. From 2006 to 2009, Mr. Bate served in various positions at Nitromed, Inc., most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Chief Financial Officer of Millennium Pharmaceuticals Inc. Mr. Bate served as the Chairman of the Board of Cubist Pharmaceuticals, Inc. from 2011 to 2015. He currently is a director of BioMarin Pharmaceutical Inc., AVEO Pharmaceuticals, Inc., Genocea Biosciences, Inc., Catabasis Pharmaceuticals, Inc. Epizyme, Inc. and TransMedics, Inc. Mr. Bate received his B.A. in Chemistry from Williams College and his M.B.A. from the Wharton School of the University of Pennsylvania.

Pursuant to the Company’s outside director compensation program, Mr. Bate was granted an option to purchase 35,000 shares of the Company’s common stock at an exercise price of $9.38 per share, the closing price per share of the common stock on December 17, 2015, the date on which he joined the Board. Such option will vest in equal monthly installments over a period of four years from the date of the grant, except that in the event of a change of control of the Company the option will accelerate and become immediately exercisable. Mr. Bate will also receive a $25,000 annual fee and $2,500 for each Board meeting he attends in person ($1,250 for meetings attended by telephone). In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2016, an option to purchase 15,000 shares of the Company’s common stock. Such annual option will vest in equal monthly installments over a period of one year from the date of grant, except that in the event of a change of control of the Company the option will accelerate and become immediately exercisable. The outside director compensation program is described in further detail in the Company’s Definitive Proxy Statement for its 2015 annual meeting of stockholders filed with the Securities and Exchange Commission on April 29, 2015.

Mr. Bate and the Company have entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-130759), as originally filed on December 29, 2005.

The Board has determined that Mr. Bate is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Global Market.

(e) On December 17, 2015, the Compensation Committee of the Board (the “Compensation Committee”) awarded 2015 annual bonuses to and approved 2016 annual base salaries and 2016 bonus target amounts for the Company’s named executive officers. Prior to approving the foregoing, the Compensation Committee reviewed an analysis of the Company’s executive compensation compared to the Company’s peer group conducted by Towers Watson, a compensation consultant engaged by the Compensation Committee.

The Compensation Committee awarded bonuses for performance for the twelve-month period ending December 31, 2015, in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2015 Bonus
Mihael Polymeropoulos, M.D.	President and Chief Executive Officer	$396,000
Paolo Baroldi, M.D.	Senior Vice President and Chief Medical Officer	$180,000
James Kelly	Senior Vice President, Chief Financial Officer	$210,000

The Compensation Committee approved 2015 annual base salaries and 2015 bonus target amounts for the twelve-month period ending December 31, 2015, in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2016 Base Salary	2016 Target Bonus
Mihael Polymeropoulos, M.D.	President and Chief Executive Officer	$618,000	60% of 2016 Base Salary
Paolo Baroldi, M.D.	Senior Vice President and Chief Medical Officer	$386,000	40% of 2016 Base Salary
James Kelly	Senior Vice President, Chief Financial Officer	$390,000	40% of 2016 Base Salary

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 17, 2015, the Board approved and adopted the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”). The Bylaws include an update for a forum selection clause specifying Delaware as the sole and exclusive forum for derivative or breach of duty suits or proceedings, claims relative to the General Corporation Law of Delaware, the Certificate of Incorporation or Bylaws of the Company, or suits pertaining to the internal affairs of the Company.

The foregoing summary description of certain provisions of the Bylaws is qualified in its entirety by the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 17, 2015 the Company issued a press release announcing that Gian Piero Reverberi, the Company’s Senior Vice President and European General Manager, had been promoted to Senior Vice President, Acting Chief Commercial Officer and European General Manager, and that Tom Gibbs, the Company’s former Senior Vice President and Chief Commercial Officer, had resigned to take a new position with another pharmaceutical company. Because Mr. Gibbs resigned, he is not entitled to any severance or other post-termination benefits. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws of Vanda Pharmaceuticals Inc.

99.1	Press release of Vanda Pharmaceuticals Inc. dated December 18, 2015

99.2	Press release of Vanda Pharmaceuticals Inc. dated December 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

By:	/s/ JAMES P. KELLY
	Name:	James P. Kelly
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Dated: December 21, 2015

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